Exhibit 32.2
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Jeff A. Stevens, Chief Executive Officer, and Karen B. Davis, Executive Vice President and Chief Financial Officer, of the general partner of Northern Tier Energy LP, (the “Partnership”), each certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K/A of the Partnership for the annual period ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2017

/s/ Jeff A. Stevens
Jeff A. Stevens Chief Executive Officer of Northern Tier Energy GP LLC

/s/ Karen B. Davis
Karen B. Davis Executive Vice President and Chief Financial Officer of Northern Tier Energy GP LLC